SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 20, 2001

UAXS Global Holdings Inc.

(Exact name of registrant as specified in its charter)
Delaware	000-28-559	36-4408076

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker, Suite 600, Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 660-5000

N/A

(Former name or former address, if changed since last report)

ITEMS 1-4.

          NOT APPLICABLE

ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Effective as of July 20, 2001, Universal Access, Inc. (“UAI”) created a new holding company structure and became a wholly-owned subsidiary of UAXS Global Holdings Inc. (“Holdings”) pursuant to a merger consummated in accordance with Section 251(g) of the Delaware General Corporation Law. In the merger, the outstanding shares of Common Stock, par value $0.01 per share (the “Common Stock”), and the outstanding Preferred Share Purchase Rights (the “Rights”) of UAI were converted into shares of Common Stock, par value $0.01, and Preferred Share Purchase Rights of Holdings, on a one-for-one basis. By operation of Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), the Common Stock, par value $0.01 per share, and Preferred Share Purchase Rights of Holdings are deemed registered under Section 12(g) of the Exchange Act. Holdings is the successor issuer to UAI under the Securities Act of 1933, as amended, and has succeeded to the effective registration statements and the reporting obligations of UAI. The Common Stock and the Rights, as converted, will continue to trade on the Nasdaq National Market under the symbol “UAXS.” Holdings will continue the existing businesses and operations of UAI.

ITEM 6.

         NOT APPLICABLE

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (a)    NOT APPLICABLE
         (b)    NOT APPLICABLE
         (c)    NOT APPLICABLE

ITEM 8.

         NOT APPLICABLE

ITEM 9.

         NOT APPLICABLE

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAXS GLOBAL HOLDINGS INC.
By:	/s/ Robert M. Brown

	Name: Title:	Robert M. Brown Chief Financial Officer

Date: July 20, 2001

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